MOSS-ADAMS LLP  [LOGO GOES HERE]
________________________________________________________________________________
CERTIFIED PUBLIC ACCOUNTANTS                       2200 Rimland Drive, Suite 300
                                                   Bellingham, WA   98226-6641

                                                   PHONE 360.676.1920
                                                   FAX 360.671.5411
                                                   www.mossadams.com



October 11, 2001


iCrystal, Inc.
3237 King George Hwy., Suite 101B
Surrey, Britich Columbia
CANADA V5P 1B7


This is to confirm that the client-auditor relationship between iCrystal, Inc. (SEC file number 0-29417) and Moss Adams LLP has ceased.

Sincerely,


/s/MOSS ADAMS LLP
-----------------
   Moss Adams LLP

CC:  Office of the Chief Accountant
        Via Facsimile (202) 942-9656
        SECPS Letter File
        U.S. Securities and Exchange Commission
        Mail Stop 9-5
        450 Fifth St., N.W.
        Washington, D.C.   20549






A MEMBER OF
MOORES ROWLAND INTERNATIONAL                                          OFFICES IN
AN ASSOCIATION OF INDEPENDENT                                PRINCIPAL CITIES OF
ACCOUNTING FIRMS THROUGHOUT                                   WASHINGTON, OREGON
THE WORLD                                                         AND CALIFORNIA